UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2015

INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36441	46-4702118
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

101 JFK Parkway, Short Hills, New Jersey	07078
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (973) 924-5100

Not Applicable
_________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The Compensation Committee of the Board of Directors of Investors Bancorp, Inc. (the “Company”) has approved restricted stock and stock option grants to employees, officers and directors of the Company, pursuant to the Investors Bancorp, Inc. 2015 Equity Incentive Plan (the “Plan”). The Plan was approved previously by the Company’s shareholders. An aggregate of 11,478,332 stock options and 6,853,332 shares of restricted stock were granted. Generally, grants to directors vest over a five year period and grants to employees and officers vest over a seven year period. Twenty-five percent of the restricted stock grants to certain executive officers are subject to performance criteria. The initial estimated full quarter after tax expense of these grants is approximately $3 million.

Forward Looking Statements

The information contained in this Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In addition to those risk factors listed in Investors Bancorp’s Annual Report on Form 10-K, the following factors could cause the actual results of Investors Bancorp’s operations to differ materially from Investors Bancorp’s expectations: the actual expense of the restricted stock and option grants could differ from current estimates.  Investors Bancorp does not assume any duty to update forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable

(d)	None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

DATE: June 29, 2015	By:	/s/ Sean Burke
Sean Burke
Senior Vice President and Chief Financial Officer